Exhibit 99.1

Circuit City Credit Card Master Trust

Excess Spread Analysis - January 2006

Series	2003-2	*
Deal Size	$500 MM
Expected Maturity	04/17/06

Yield	11.65%
Less: Coupon	6.14%
Servicing Fee	0.61%
Net Credit Losses	2.10%
Excess Spread:
January-06	2.80%
December-05	4.09%
November-05	4.34%
Three month Average Excess Spread	3.74%
Delinquency:
30 to 59 days	1.66%
60 to 89 days	0.98%
90 + days	2.02%
Total	4.66%
Principal Payment Rate	10.65%

*	Results are skewed due to the calculation methodology during the controlled accumulation period.